FOR IMMEDIATE RELEASE

Alpha Announces Financial Results for Fourth Quarter and Full Year 2024

•Reports net loss of $2.1 million for the fourth quarter 2024
•Posts Adjusted EBITDA of $53.2 million for the quarter
•Reduces 2025 volume guidance for metallurgical coal shipments to 14.5 million to 15.5 million tons
•Increases full-year cost of coal sales guidance range to $103.00 to $110.00 per ton
•Reduced letters of credit outstanding by $15 million during the quarter
BRISTOL, Tenn., February 28, 2025 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported financial results for the fourth quarter and full year ending December 31, 2024.

	(millions, except per share)
	Three months ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023
Net (loss) income	($2.1)	$3.8	$176.0
Net (loss) income per diluted share	($0.16)	$0.29	$12.88
Adjusted EBITDA(1)	$53.2	$49.0	$266.3
Operating cash flow	$56.3	$189.5	$199.4
Capital expenditures	($42.7)	($31.5)	($61.5)
Tons of coal sold	4.1	4.1	4.6
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.

"As expected, the weak metallurgical coal market negatively impacted our results for the fourth quarter," said Andy Eidson, Alpha's chief executive officer. "We continue to see lower levels of met coal demand which is keeping pricing subdued. As always, we strive to accurately assess the landscape and take actions as necessary to match our business to those realities. The adjustments we're announcing today to our full year 2025 guidance for met coal shipment volumes and costs of coal sales are reflective of lower amounts of purchased coal than previously expected, as well as the impact of severe weather in both January and February on our operating plans. As we look ahead, our priorities continue to be the safe operation of our mines and the financial protection of the business against these difficult market circumstances."

Financial Performance

Alpha reported a net loss of $2.1 million, or $0.16 per diluted share, for the fourth quarter 2024, as compared to net income of $3.8 million, or $0.29 per diluted share, in the third quarter.

Total Adjusted EBITDA was $53.2 million for the fourth quarter, compared to $49.0 million in the third quarter.

Coal Revenues

	(millions)
	Three months ended
	Dec. 31, 2024	Sept. 30, 2024
Met Segment	$615.4	$669.8

Met Segment (excl. freight & handling)(1)	$519.3	$550.7

Tons Sold	(millions)
	Three months ended
	Dec. 31, 2024	Sept. 30, 2024
Met Segment	4.1	4.1
__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Dec. 31, 2024	Sept. 30, 2024
Met Segment	$127.84	$132.76
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Fourth quarter net realized pricing for the Met segment was $127.84 per ton.

The table below provides a breakdown of our Met segment coal sold in the fourth quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Dec. 31, 2024
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.7	$206.9	$122.24	46%
Domestic	1.0	$156.4	$158.93	26%
Export - Australian Indexed	1.0	$130.3	$124.71	28%
Total Met Coal Revenues	3.7	$493.7	$132.63	100%
Thermal Coal Revenues	0.3	$25.6	$75.39
Total Met Segment Coal Revenues (excl. freight & handling)(1)	4.1	$519.3	$127.84

__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Dec. 31, 2024	Sept. 30, 2024
Met Segment	$540.8	$598.7
Met Segment (excl. freight & handling/idle)(1)	$442.0	$474.0

(per ton)
Met Segment(1)	$108.82	$114.27

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Alpha's Met segment cost of coal sales decreased to an average of $108.82 per ton in the fourth quarter, compared to $114.27 per ton in the third quarter.

Liquidity and Capital Resources

Cash provided by operating activities in the fourth quarter decreased to $56.3 million as compared to $189.5 million in the third quarter. The third quarter benefited from a decrease in working capital of $144.5 million. Capital expenditures for the fourth quarter were $42.7 million compared to $31.5 million for the third quarter.

As of December 31, 2024, the company had total liquidity of $519.4 million, including cash and cash equivalents of $481.6 million and $112.9 million of unused availability under the asset-

based revolving credit facility (ABL), partially offset by a minimum required liquidity of $75.0 million as required by the ABL. As of December 31, 2024, the company had no borrowings and $42.1 million in letters of credit outstanding under the ABL, a reduction of $15.0 million in letters of credit outstanding as compared to the third quarter. Total long-term debt, including the current portion of long-term debt as of December 31, 2024, was $5.8 million.

Share Repurchase Program

As previously announced, Alpha's board of directors authorized a share repurchase program allowing for the expenditure of up to $1.5 billion for the repurchase of the company's common stock. As of February 21, 2025, the company has acquired approximately 6.6 million shares of common stock at a cost of approximately $1.1 billion, or approximately $165.74 per share. The number of common stock shares outstanding as of February 21, 2025 was 13,052,684. The outstanding share count does not include the potentially dilutive effect of unvested equity awards.

The timing and amount of share repurchases will continue to be determined by the company's management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

2025 Guidance Adjustments and Performance Update

Alpha is reducing its full-year 2025 guidance for metallurgical coal shipment volumes. The new metallurgical coal shipments guidance range is 14.5 million tons to 15.5 million tons, down from the prior range of 15.0 million tons to 16.0 million tons. Additionally, the company is increasing its 2025 cost of coal sales guidance range to $103.00 to $110.00 per ton, up from the prior range of $103.00 to $108.00 per ton.

As of February 20, 2025, Alpha has committed and priced approximately 32% of its metallurgical coal for 2025 at an average price of $143.81 per ton and 95% of its thermal coal for the year at an average price of $80.74 per ton.

	2025 Guidance
in millions of tons	Low	High
Metallurgical	14.5	15.5
Thermal	1.0	1.4
Met Segment - Total Shipments	15.5	16.9

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$152.94
Metallurgical - Export		$113.11
Metallurgical Total	32%	$143.81
Thermal	95%	$80.74
Met Segment	37%	$131.73

Committed/Unpriced[1,3]	Committed
Metallurgical Total	57%
Thermal	—%
Met Segment	53%

Costs per ton[4]	Low	High
Met Segment	$103.00	$110.00

In millions (except taxes)	Low	High
SG&A5	$53	$59
Idle Operations Expense	$18	$28
Net Cash Interest Income	$2	$10
DD&A	$165	$185
Capital Expenditures	$152	$182
Capital Contributions to Equity Affiliates[6]	$44	$54
Cash Tax Rate	0%	5%
Notes:
1.Based on committed and priced coal shipments as of February 20, 2025. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have varied historically and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.
6.Includes contributions to fund normal operations at our DTA export facility and expected capital investments related to the facility upgrades.

Annual Meeting of Stockholders
The board of directors has scheduled the annual meeting of stockholders for May 7, 2025.

Conference Call
The company plans to hold a conference call regarding its fourth quarter results on February 28, 2025, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 877-407-0832 (domestic toll-free) or 201-689-8433 (international) approximately 15 minutes prior to start time.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur. See Alpha’s filings with the U.S. Securities and Exchange Commission for more information.

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” and “non-GAAP coal margin.” In addition to net income, we use Adjusted EBITDA to measure the operating performance of our reportable segment. Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or any other measure of operating results, financial performance, or liquidity presented in accordance with GAAP. Moreover, this measure is not calculated identically by all companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is presented because management believes it is a useful indicator of the financial performance of our coal operations. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments and other factors.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures. For comparability purposes, certain immaterial segment information for the three and twelve months ended December 31, 2023 have been recast to conform to the current year presentation.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Coal revenues	$615,383	$957,127	$2,946,579	$3,456,630
Other revenues	1,964	2,864	10,706	14,787
Total revenues	617,347	959,991	2,957,285	3,471,417
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	540,754	668,879	2,451,601	2,356,138
Depreciation, depletion and amortization	40,836	42,638	167,331	136,869
Accretion on asset retirement obligations	6,324	6,371	25,050	25,500
Amortization of acquired intangibles, net	1,675	2,065	6,700	8,523
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	16,831	26,139	74,000	82,390
Other operating loss (income)	936	577	4,749	(1,088)
Total costs and expenses	607,356	746,669	2,729,431	2,608,332
Income from operations	9,991	213,322	227,854	863,085
Other (expense) income:
Interest expense	(583)	(1,601)	(3,811)	(6,923)
Interest income	4,952	3,022	18,208	11,933
Loss on extinguishment of debt	—	(2,753)	—	(2,753)
Equity loss in affiliates	(5,734)	(6,681)	(20,302)	(18,263)
Miscellaneous expense, net	(2,940)	(763)	(11,199)	(1,620)
Total other expense, net	(4,305)	(8,776)	(17,104)	(17,626)
Income before income taxes	5,686	204,546	210,750	845,459
Income tax expense	(7,815)	(28,530)	(23,171)	(123,503)
Net (loss) income	$(2,129)	$176,016	$187,579	$721,956

Basic (loss) income per common share	$(0.16)	$13.35	$14.41	$51.18
Diluted (loss) income per common share	$(0.16)	$12.88	$14.28	$49.30

Weighted average shares - basic	13,020,122	13,187,100	13,013,469	14,106,466
Weighted average shares - diluted	13,020,122	13,662,021	13,134,806	14,642,856

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$481,578	$268,207
Trade accounts receivable, net of allowance for credit losses of $2,396 and $234 as of December 31, 2024 and 2023, respectively	362,141	509,682
Inventories, net	169,269	231,344
Prepaid expenses and other current assets	23,681	39,064
Total current assets	1,036,669	1,048,297
Property, plant, and equipment, net of accumulated depreciation and amortization of $667,260 and $558,905 as of December 31, 2024 and 2023, respectively	634,871	588,992
Owned and leased mineral rights, net of accumulated depletion and amortization of $124,965 and $99,826 as of December 31, 2024 and 2023, respectively	443,467	451,160
Other acquired intangibles, net of accumulated amortization of $41,444 and $38,543 as of December 31, 2024 and 2023, respectively	39,879	46,579
Long-term restricted cash	122,583	115,918
Long-term restricted investments	43,131	40,597
Deferred income taxes	6,516	8,028
Other non-current assets	111,592	106,486
Total assets	$2,438,708	$2,406,057
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,916	$3,582
Trade accounts payable	96,633	128,836
Accrued expenses and other current liabilities	151,560	177,512
Total current liabilities	251,109	309,930
Long-term debt	2,868	6,792
Workers’ compensation and black lung obligations	182,961	189,226
Pension obligations	100,597	101,908
Asset retirement obligations	189,805	166,509
Deferred income taxes	40,486	39,142
Other non-current liabilities	21,385	18,622
Total liabilities	789,211	832,129
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5,000,000 shares authorized, none issued	—	—
Common stock - par value $0.01, 50,000,000 shares authorized, 22,383,325 issued and 13,016,390 outstanding at December 31, 2024 and 22,058,135 issued and 12,938,679 outstanding at December 31, 2023	224	221
Additional paid-in capital	839,804	834,482
Accumulated other comprehensive loss	(50,082)	(40,587)
Treasury stock, at cost: 9,366,935 shares at December 31, 2024 and 9,119,456 shares at December 31, 2023	(1,296,916)	(1,189,715)
Retained earnings	2,156,467	1,969,527
Total stockholders’ equity	1,649,497	1,573,928
Total liabilities and stockholders’ equity	$2,438,708	$2,406,057

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2024	2023
Operating activities:
Net income	$187,579	$721,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	167,331	136,869
Amortization of acquired intangibles, net	6,700	8,523
Amortization of debt issuance costs and accretion of debt discount	1,118	1,947
Loss on extinguishment of debt	—	2,753
Gain on disposal of assets, net	(169)	(6,817)
Accretion on asset retirement obligations	25,050	25,500
Employee benefit plans, net	14,551	8,376
Deferred income taxes	5,563	39,722
Stock-based compensation	12,318	19,017
Equity loss in affiliates	20,302	18,263
Other, net	787	(363)
Changes in operating assets and liabilities
Trade accounts receivable, net	145,379	(102,477)
Inventories, net	64,203	(27,900)
Prepaid expenses and other current assets	14,658	7,596
Deposits	408	80,729
Other non-current assets	1,199	3,837
Trade accounts payable	(19,339)	15,666
Accrued expenses and other current liabilities	(5,972)	(9,087)
Acquisition-related obligations	—	(28,254)
Asset retirement obligations	(27,903)	(19,189)
Other non-current liabilities	(33,844)	(45,508)
Net cash provided by operating activities	579,919	851,159
Investing activities:
Capital expenditures	(198,848)	(245,373)
Proceeds on disposal of assets	1,029	8,173
Cash paid for business acquired	—	(11,919)
Purchases of investment securities	(48,730)	(207,065)
Sales and maturities of investment securities	48,036	320,961
Capital contributions to equity affiliates	(32,504)	(30,812)
Other, net	31	35
Net cash used in investing activities	(230,986)	(166,000)
Financing activities:
Principal repayments of long-term debt	(2,243)	(2,314)
Dividend and dividend equivalents paid	(3,077)	(113,013)
Common stock repurchases and related expenses	(122,299)	(540,071)
Other, net	(1,278)	(1,030)
Net cash used in financing activities	(128,897)	(656,428)

Net increase in cash and cash equivalents and restricted cash	220,036	28,731
Cash and cash equivalents and restricted cash at beginning of period	384,125	355,394
Cash and cash equivalents and restricted cash at end of period	$604,161	$384,125

Supplemental cash flow information:
Cash paid for interest	$2,662	$5,207
Cash paid for income taxes	$12,144	$79,221
Cash received for income tax refunds	$3,765	$30
Supplemental disclosure of noncash investing and financing activities:
Financing leases and capital financing - equipment	$1	$3,195
Accrued capital expenditures	$15,523	$25,004
Accrued common stock repurchases and stock repurchase excise tax	$—	$8,118
Accrued dividend payable	$424	$2,863

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows.

	As of December 31,
	2024	2023
Cash and cash equivalents	$481,578	$268,207
Long-term restricted cash	122,583	115,918
Total cash and cash equivalents and restricted cash shown in the Consolidated Statements of Cash Flows	$604,161	$384,125

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Year Ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
Net (loss) income	$(2,129)	$3,804	$176,016	$187,579	$721,956
Interest expense	583	1,041	1,601	3,811	6,923
Interest income	(4,952)	(5,145)	(3,022)	(18,208)	(11,933)
Income tax expense (benefit)	7,815	(4,087)	28,530	23,171	123,503
Depreciation, depletion and amortization	40,836	42,414	42,638	167,331	136,869
Non-cash stock compensation expense	3,001	3,013	9,339	12,318	19,017
Loss on extinguishment of debt	—	—	2,753	—	2,753
Accretion on asset retirement obligations	6,324	6,326	6,371	25,050	25,500
Amortization of acquired intangibles, net	1,675	1,675	2,065	6,700	8,523
Adjusted EBITDA	$53,153	$49,041	$266,291	$407,752	$1,033,111

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended
(In thousands, except for per ton data)	December 31, 2024	September 30, 2024	December 31, 2023
Coal revenues	$615,383	$669,783	$957,127
Coal revenues - All Other	—	—	(2,946)
Coal revenues - Met	615,383	669,783	954,181
Less: Freight and handling fulfillment revenues - Met	(96,087)	(119,093)	(119,539)
Non-GAAP Coal revenues - Met	$519,296	$550,690	$834,642
Non-GAAP Coal sales realization per ton - Met	$127.84	$132.76	$183.76

Cost of coal sales (exclusive of items shown separately below)	$540,754	$598,725	$668,879
Depreciation, depletion and amortization - production (1)	40,525	42,108	42,325
Accretion on asset retirement obligations	6,324	6,326	6,371
Amortization of acquired intangibles, net	1,675	1,675	2,065
Total Cost of coal sales	589,278	648,834	719,640
Total Cost of coal sales - All Other	—	—	(18,101)
Total Cost of coal sales - Met	589,278	648,834	701,539
Less: Freight and handling costs - Met	(96,087)	(119,093)	(119,539)
Less: Depreciation, depletion and amortization - production - Met (1)	(40,525)	(42,108)	(33,295)
Less: Accretion on asset retirement obligations - Met	(6,324)	(6,326)	(3,721)
Less: Amortization of acquired intangibles, net - Met	(1,675)	(1,675)	(2,065)
Less: Idled and closed mine costs - Met	(2,650)	(5,625)	(2,435)
Non-GAAP Cost of coal sales - Met	$442,017	$474,007	$540,484
Non-GAAP Cost of coal sales per ton - Met	$108.82	$114.27	$119.00

GAAP Coal margin - Met	$26,105	$20,949	$252,642
GAAP Coal margin per ton - Met	$6.43	$5.05	$55.62

Non GAAP Coal margin - Met	$77,279	$76,683	$294,158
Non GAAP Coal margin per ton - Met	$19.02	$18.49	$64.76

Tons sold - Met	4,062	4,148	4,542
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31,
	2024	2023
Coal revenues	$2,946,579	$3,456,630
Coal revenues - All Other	—	(49,987)
Coal revenues - Met	2,946,579	3,406,643
Less: Freight and handling fulfillment revenues - Met	(503,306)	(438,783)
Non-GAAP Coal revenues - Met	$2,443,273	$2,967,860
Non-GAAP Coal sales realization per ton - Met	$142.66	$179.40

Cost of coal sales (exclusive of items shown separately below)	$2,451,601	$2,356,138
Depreciation, depletion and amortization - production (1)	166,105	135,668
Accretion on asset retirement obligations	25,050	25,500
Amortization of acquired intangibles, net	6,700	8,523
Total Cost of coal sales	2,649,456	2,525,829
Total Cost of coal sales - All Other	—	(71,978)
Total Cost of coal sales - Met	2,649,456	2,453,851
Less: Freight and handling costs - Met	(503,306)	(438,783)
Less: Depreciation, depletion and amortization - production - Met (1)	(166,105)	(125,716)
Less: Accretion on asset retirement obligations - Met	(25,050)	(14,886)
Less: Amortization of acquired intangibles, net - Met	(6,700)	(8,523)
Less: Idled and closed mine costs - Met	(29,868)	(18,580)
Non-GAAP Cost of coal sales - Met	$1,918,427	$1,847,363
Non-GAAP Cost of coal sales per ton - Met	$112.01	$111.67

GAAP Coal margin - Met	$297,123	$952,792
GAAP Coal margin per ton - Met	$17.35	$57.59

Non GAAP Coal margin - Met	$524,846	$1,120,497
Non GAAP Coal margin per ton - Met	$30.64	$67.73

Tons sold - Met	17,127	16,543
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2024
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	1,693	$206,948	$122.24	46%
Domestic	984	156,390	$158.93	26%
Export - Australian indexed	1,045	130,324	$124.71	28%
Total Met segment - met coal	3,722	493,662	$132.63	100%
Met segment - thermal coal	340	25,634	$75.39
Non-GAAP Coal revenues	4,062	519,296	$127.84
Add: Freight and handling fulfillment revenues	—	96,087
Coal revenues	4,062	$615,383